UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 30, 2009

Date of Report (Date of earliest event reported)

Commission File Number: 000-28915

Sonoran Energy, Inc.

(Exact name of registrant as specified in its charter)

Washington, United States

(State or other jurisdiction of incorporated organization)

13-4093341

(I.R.S. Employer ID Number)

14180 Dallas Parkway, Ste. 400, Dallas, TX, 75224

(Address of principal executive offices) (Zip Code)

214-389-3480

(Issuers telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2009, Peter Rosenthal, Brad Farrow, Brian Rafferty, Mehdi Varzi, James Row, and Charles Waterman resigned from their respective positions on the Board of Directors of Sonoran Energy, Inc.(the “Company”) effective as of May 1, 2009. Additionally, Peter Rosenthal resigned as the Company’s president and chief executive officer effective as of May 1, 2009 and Andrew Williams resigned as the Company’s chief financial officer effective as of May 1, 2009.

None of these resignations involved any matter relating to the Company’s operations, policies or practices. None of the resigning directors or officers has given the Company any written correspondence concerning the circumstances surrounding their resignation.

After the close of business on April 30, 2009, the Company’s Board of Directors appointed Michael Kayman as a director and Interim Chief Executive Officer, Interim Chief Financial Officer and Chief Restructuring Officer of the Company. In those capacities, Mr. Kayman will perform the duties and assume the responsibilities of the President of the Company. The board also appointed RAI, Inc., a company controlled by Mr. Kayman (“RAI”), to provide financial advisory and restructuring services.

From September 2004 to the present, Mr. Kayman has served as Managing Director of Realization Advisors, Inc. From January 2003 to August 2004, he served as Managing Director of Conway, McKenzie & Dunleavy, Inc. Additionally, Mr. Kayman has served as Chief Restructuring Officer for a number of companies, including, but not limited to, Bronco Hezelton, Co., Renova Energy, Illinois Energy/Green Lion Bio-Fuels, Inc., DBS Communications, Inc., and Strandek International, Inc. Mr. Kayman has also served as a Partner in the Corporate Restructuring divisions of both Deloitte & Touche LLP and Arthur Anderson LLP. Mr. Kayman is an attorney licensed to practice in Illinois and received both his Bachelor of Science degree (Accounting) and his Juris Doctor degree from the University of Illinois.

In connection with the appointment of Mr. Kayman as Chief Restructuring Officer and the retention of RAI as financial adviser, the Company, Mr. Kayman and RAI entered into a letter agreement outlining the services to be provided by Mr. Kayman and RAI and the fees payable by the Company in connection with those services. The letter agreement can be terminated by the Company or by Mr. Kayman or RAI at any time, without cause, upon written advice to the other party.

Item 8.01 Other Events.

As a result of the resignations of the officers and directors described above and the appointment of Mr. Kayman, the Company’s sole director is Mr. Kayman. Mr. Kayman is also the only remaining executive officer of the Company.

The Company is currently evaluating its assets and liabilities and has authorized Mr. Kayman to determine the best approach for maximizing value for all stakeholders. This is expected to include filing for bankruptcy under either Chapter 7 or Chapter 11. In the interim, the Company will retain a skeleton staff and will continue essential operations

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 10.29 – Agreement between the Company and RAI, Inc. for the management and advisory services of Michael Kayman, dated April 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2009

SONORAN ENERGY, INC.

/s/ Michael Kayman

Michael Kayman,

Interim Chief Executive Officer, Interim Chief Financial Officer,

and Chief Restructuring Officer